THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE AND NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAWS OR THE RESTRICTIONS CONTAINED IN THIS WARRANT


                      WARRANT TO SUBSCRIBE FOR AND PURCHASE
                         700,000 SHARES OF COMMON STOCK
                             DATAMETRICS CORPORATION


         THIS WARRANT CERTIFIES THAT, for value received, DANIEL P. GINNS or registered assigns is entitled to subscribe for the purchase from Datametrics Corporation, a Delaware corporation (the "Company"), at any time after the date hereof to and including November 13, 2001 (the "Expiration Date"), seven hundred thousand (700,000) fully paid and non-assessable shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

                  METHOD OF EXERCISE PAYMENT; PRICE: ISSUANCE OF NEW WARRANT; TRANSFER AND EXCHANGE. This Warrant (the "Warrant") may be exercised by the holder hereof, during any period set forth above, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant, together with the exercise form attached hereto as Exhibit "A" (the "Exercise Form") duly completed and signed, at the principal office of the Company, and by payment to the Company by certified or cashier's check of the Warrant Price. For the purposes of this Warrant, the term "Warrant Price" shall mean $2.00 per share of Common Stock or such other price as shall result from the adjustments specified in Section 2 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid shall have been made. In the event of any exercise of this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof within a reasonable time after this Warrant shall have been so exercised. Unless this Warrant has expired, a new warrant representing the right to purchase the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof at such time.

         The Warrant shall be transferable only on the books of the Company maintained at its principal office upon delivery thereof by the holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, together with the form of the assignment, attached hereto as Exhibit "B" (the "Assignment Form") duly completed and signed.

         1. STOCK FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock shall, upon issuance pursuant to the exercise of this Warrant and payment of the Warrant Price, be fully paid and nonassessable and free from all liens and encumbrances with respect to the issuance thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of the issuance upon exercise of this Warrant, at least the maximum number of shares of Common Stock as are issuable upon the exercise of this Warrant.

         2. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES OF COMMON STOCK. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

                  (a) if the Company shall (i) subdivide its outstanding shares of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iii) issue by reclassification of its shares of Common Stock any shares or other securities of the Company, then, in each such event, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto, shall be adjusted so that the holder of this Warrant shall be entitled to receive after the occurrence of any of the events described above, had such Warrant been exercised immediately prior to the occurrence of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for such event.

                  (b) Upon a Change in Control (as defined below) of the Company at any time during the period commencing on the date hereof and continuing for 12 months thereafter the Warrant Price shall be reduced to $1.25 per share of Common Stock.

                  (A) For purposes of this Warrant, a "Change in Control" shall mean:

                     (i) The acquisition (other than by or from the Company), at any time after the date hereof, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (together with such common stock. "Voting Securities"); or

                     (ii) The four (4) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contents relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                     (iii) Approval by the shareholders of the Company of (x) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (y) a liquidation or dissolution of the Company or (z) the sale o fall or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                  (c) No adjustment in the number of shares of Common Stock purchasable under this Warrant shall be required unless the adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock purchasable upon the exercise of this Warrant. Any adjustments which by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest one hundredth of a share or to the nearest cent, as the case may be.

                  (d) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, the Warrant Price per share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock purchasable immediately after such adjustment.

                  (e) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant or the Warrant Price of such shares of Common Stock is adjusted, the Company shall promptly mail by first class mail, postage prepaid, to the holder of this Warrant notice of such adjustment or adjustments, together with a certificate setting forth the number of shares of Common Stock purchasable upon the exercise of this Warrant and the Warrant price of the shares of Common Stock after the adjustment, a brief statement of the facts requiring such an adjustment, and the computation by which such adjustment was made.

                  (f) For the purpose of this Section 2, the term "shares of Common Stock" means the Common Stock of the Company of the class authorized at the date of this Warrant and stock of any other class into which such presently authorized shares of Common Stock may be changed and any other shares of stock of the Company which do not have priority in the payment of dividends or upon liquidation over any other class of stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 2, the holders of this Warrant become entitled to purchase any shares of Common Stock or other securities of the Company other than shares of Common Stock, thereafter the number of such other shares or other securities so purchasable upon exercise of this Warrant and the Warrant Price of such shares or other securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 2 and the provisions of this Section 2 and all other applicable sections of this Warrant shall apply on like terms to any such other shares of securities.

                  (g) Except as provided in paragraphs (a) through (f), no adjustment for any dividends, or any distribution or sale of securities, shall be made during the term of this Warrant or upon the exercise of this Warrant.

                  (h) In case of any capital reorganization, or any reclassification of the shares of Common Stock (other than a reclassification outlined by paragraph (a)(iii) above) of the Company, or in case of the consolidation or merger of the Company with or into any other corporation or the sale, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company to any other corporation, the Company or such successor or purchasing corporation, as the case may be, shall execute with the holder of this Warrant an agreement to the effect that this Warrant shall, after such capital reorganization reclassification, consolidation, merger or sale, lease, conveyance or other disposition, be exercisable into the kind and amount of shares of stock or other securities or property (including cash) to which the holder of the number of shares of Common Stock deliverable (immediately prior to the happening of such capital reorganization, reclassification, consolidation, merger, sale, lease, conveyance or other disposition) upon exercise of a Warrant would have been entitled upon the happening of such event. The Company shall mail by first class mail, postage prepaid, to the holder of this Warrant a notice of any event requiring such agreement at least 30 days prior to the effective date of such event. Such agreement shall provide for all appropriate adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 2. The provisions of this paragraph (h) shall also apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases, conveyances and other dispositions.

                  (i) Irrespective of any adjustments in the Warrant Price or the number or kind of shares or other securities purchasable upon the exercise of this Warrant, the Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares of Common Stock as are stated in this Warrant.

                  (j) The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If any fraction of a share would, except for the provisions of this Section 2, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price per share of Common Stock, multiplied by such fraction. For the purpose of this Section 2, the current or closing market price per share of Common Stock at any date shall be deemed to be in the average of the daily closing prices for the 45 consecutive trading days, commencing 60 days before the date of computation. The closing price for each day shall be (I) if the shares of Common Stock are listed or admitted to trading on a principal national securities exchange (presently the American Stock Exchange) or the National Market System of NASDAQ, the last reported sales price on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or on the National Market System of NASDAQ, (ii) if the shares of Common Stock are not listed or admitted to trading on any such exchange, the average of the highest bid and lowest asked prices, as reported on the Automated Quotation System of the National Quotations Bureau, Incorporated or an equivalent generally accepted reporting system, or (iii) if the shares of Common Stock are not publicly traded, a price determined in good faith by the Board of Directors of the Company.

         3. REGISTRATION RIGHTS. The shares of Common Stock underlying this Warrant shall be entitled to certain registration rights upon the terms, and subject to the conditions, of the Registration Rights Agreement of even date herewith between the Holder of this Warrant and the Company.

         4. NO SHAREHOLDER RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

         5. GENDER AND NUMBER. As used herein, the use of any of the masculine, feminine, or neuter gender and the use of singular or plural numbers shall include any or all of the other, wherever and whenever appropriate in the context.

         6. NOTICES. Except as otherwise provided herein, any notice pursuant to this Warrant by the Company or any Holder of the Warrant shall be in writing and shall be deemed to have been duly given when personally delivered or five days after such notice is mailed or certified mail, return receipt requested, postage prepaid (a) if to the Company, to 21135 Erwin Street, Woodland Hills, California 91357, attention: Chairman of the Board, and (b) if to the Holder of this Warrant, to such person at his address listed on the Company's books and records, or to such other address as it may be changed from time to time on the books of the Company by written notice. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

         7. BENEFITS. Nothing in the Warrant shall be construed to give to any person or corporation other than the Company and the holder of this Warrant any legal or equitable right, remedy, or claim hereunder, but this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

         8. INVESTMENT. The Holder hereof covenants and agrees that this Warrant has been taken for investment and for its own account and not with a view towards resale or distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Furthermore, such Holder acknowledges that the certificate(s) representing the shares of Common Stock issuable upon exercise of this Warrant will bear an appropriate legend to this effect and that such shares will be "restricted securities", as defined under Rule 144 promulgated under the Securities Act. The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant or any part hereof or transferring any Common Stock issuable or issued upon the exercise hereof, of such Holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant of such Holder's Intention as to the disposition to be made of shares of Common Stock issued upon the exercise hereof. Promptly upon receiving such written notice, the Company shall present copies thereof to its counsel. If in the opinion of such counsel the proposed transfer, or exercise and disposition of this Warrant or any part hereof, or disposition of shares of Common Stock may be effected without registration or qualification (under any Federal or State law) of this Warrant or the shares of Common Stock issuable or issued on the exercise hereof, the Company, as promptly as practicable, shall notify such Holder of such opinion, whereupon such Holder shall be entitled to transfer this Warrant or any part hereof, or to exercise this Warrant or any part hereof in accordance with its terms and/or dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act.

         9. EXCHANGES. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

         10. APPLICABLE LAW. This Warrant shall for all purposes be construed and interpreted in accordance with the laws of the State of Delaware, without regard to any conflict of law, rule or principle that would give effect to the laws of another jurisdiction.

DATED as of November 13, 1996

                                              DATAMETRICS CORPORATION


                                              By:   /s/ Adrien A. Maught, Jr.
                                              ----------------------------------
                                              Name: Adrien A. Maught, Jr.
                                              Title: President & Chief Operating
                                                     Officer

                                    EXHIBIT A

                                  EXERCISE FORM

                    (To be Executed by the Registered Holder
                       to Exercise the Rights to Purchase
                     Common Shares Evidenced by the Warrant)



DATAMETRICS CORPORATION
21135 Erwin Street
Woodland Hills, California   91357


         The undersigned hereby irrevocably subscribes for ___________ shares of Common Stock pursuant to and in accordance with the terms and conditions of that certain Warrant dated February _____, 1997, and herewith makes payment of $____________ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. The undersigned further requests that if the number of shares subscribed for herein shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.


                                           Name:_______________________________

                                          Signed:______________________________

                                          Address:_____________________________
                                          _____________________________________


Dated:________________

                                    EXHIBIT B

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned _______________________ hereof sells, assigns and transfers unto _________________ of the ____________________
Warrants represented by the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint the Company attorney to transfer such Warrant on the books of such Company with full power of substitution in the premises.


Dated:_______________________

Name of Existing Warrant Holder:______________________________________________

Social Security or Federal ID Number:_____________________

Address:___________________________________________________________________

Signature:__________________________________________________________________

Name of New Warrant Holder:_________________________________________________

Social Security or Federal ID Number:_____________________

Address:___________________________________________________________________

Signature:__________________________________________________________________